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                                                                      Exhibit 11
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A of WM Trust I of our report dated November 24, 1997, on the financial statements and financial highlights included in the October 31, 1997, Annual Reports to Shareholders of Composite Bond & Stock Fund, Inc., Composite Growth & Income Fund (Composite Equity Series, Inc.) and Composite Northwest Fund, Inc., and our reports dated January 20, 1998 on the financial statements and financial highlights included in the December 31, 1997, Annual Reports to shareholders of Composite U.S. Government Securities, Inc., Composite Income Fund, Inc., Composite Tax-Exempt Bond Fund, Inc., Composite Cash Management Company Money Market Portfolio, and Composite Cash Management Company Tax-Exempt Portfolio. We further consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and "Independent Public Accountants" in the Statement of Additional Information.



LeMaster & Daniels, PLLC
Spokane, Washington
March 20, 1998